THIS MARKETING AND SALES PARTNERSHIP AGREEMENT

THIS MARKETING AND SALES PARTNERSHIP AGREEMENT is made as of the 23rd day of September 2009.

BETWEEN     GOLDEN  GATE  HOMES,  Inc.  whose business office is situated at 855
BORDEAUX  WAY  Suite  200,  Napa,  California  U.S.A.

     (Hereinafter  Referred  to  as  the  Owner)

AND          PREMIER  CAPITAL  LIMITED whose business office is situated as Room
2813,  SHUN  TAK  CENTER,  168  CONNAUGHT  Road,  Sheung  Wan Central, Hong Kong

     (Hereinafter  Referred  to  as  the  Agent)

In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows.

1. Subject to the terms and conditions set forth herein, the Owner hereby grants to the Agent, and the Agent so accepts, the exclusive authority and listing to sell its real estate developments in Hong Kong and China known as (the "Approved Properties") to be identified as existing or new developments that both parties agree to market and sell in Hong Kong and China. Approved Properties shall be identified by the Owner and approved by the Agent. Projects not identified as Approved Properties are not covered by this agreement.

2. The Agent shall have the exclusive right to market and sell the Approved Properties in Hong Kong and China (the "Territory) during the period of this agreement which shall commence on 15th of October 2009 and shall terminate at the close of business on 14th October 2011. The Agent will not list, market or sell any properties in California, Nevada or Arizona without the approval of the Owner during the term of this agreement provided that the Owner provides at least 250 Approved Properties per year.

3. The Owner shall provide at its own expense to the Agent, at least four weeks before the exhibition held for the promotion of the Approved Property, the following materials in English:

       a. reasonable promotional materials required by the marketing plan, including display boards, photographs and brochures in sufficient quantity, as contemplated by the marketing plan. The exhibition budgets for Hong Kong are estimated at USD$15,000 and the exhibition budgets for China are estimated at USD$18,000. These may vary if the promotion plans or price change, and is mutually agreed upon, the Owner will meet the out of pocket expenses associated with agreed promotion elements. The Agent shall pay for any costs of translating or reproducing these materials in Chinese. The initial budgets are attached for reference purposes;

       b. sufficient copies of all necessary legal documents (e.g. Disclosure Statement, Reservation Form, Contract of Sale) for each of the units of the Property;

       c. Written certificate to certify that all legal requirements prerequisite to file sale of the Approved Property under the law of California, U.S.A. have been fully complied with.

4. The Owner agrees to pay the Agent for seventy five percent of the cost of advertising for exhibitions which may be incurred by the Agent. Owner shall advance seventy five percent of the Approved Budget. Copies of invoices for the Approved Budget of the said marketing expenditure will be sent the Owner for reimbursement or refund to Agent within 15 days of receipt.

5. In respect of the sale of any unit of the Approved Property to a purchaser (whether or not introduced by the Agent) in the Territory during the Listing Period or the Extended Listing period the Owner agrees to pay to the Agent a commission equal to seven (7%) of the purchase price of any unit of the Approved Property sold. The commission of any unit sold shall be payable in the following manner:

       - When non-refundable deposit sums are increased to ten percent (10%) of the Purchase Price on contract exchange: 3%

       -     Upon  final  Payment  of  settlement  4%

6. Under the Purchase Agreement Buyer shall pay a non refundable ten percent deposit into escrow. If Buyer defaults and the Purchase Agreement is cancelled then the Owner shall be entitled to the forfeiture of five percent (5%) and the Agent shall be entitled to five percent (5%) of the deposit.

7. In the event that the Purchaser defaults, the Agent shall be entitled to one-half of the forfeiture as compensation (but such compensation shall not exceed the full commission earned if the Purchaser had completed the purchase and payment must come from the Purchaser's deposit).

8. In the event that the Agent introduces and properly registers potential purchasers to the Property in the Territory and the same individual(s) subsequently purchases any unit of the property during the Listing Period, then the Owner shall pay the Agent the commission in the same manner as the above paragraph 6.

9. The Owner shall fully and effectively indemnify the Agent from and against all actions proceedings claims and demands whatsoever arising directly or indirectly from promoting the properties or in representation made during such promotions provided that the representations and promotion comments, techniques or literature comply with advice, instructions or comments previously conveyed to the Agent by the Owner or its representatives.

10. The Agent shall fully and effectively indemnify the Owner from and against all actions proceedings claims and demands whatsoever arising directly or indirectly from errors and omissions made by Agent's employees and agents.

11. All marketing information, prospect leads, and such other commercial information acquired by the Agent with respect to the property shall be the exclusive property of the Agent and shall remain with the Agent upon the termination or expiration of this Agreement.

12. The prices at which the Property is offered for sale in the Territory shall be pursuant to a mutually agreed upon price schedule and price expiration date.

13. Upon the expiration of this agreement, all promotional documents and other materials in the possession of the Agent shall be returned and the properties of the Owner who paid for the same originally. Also, the Owner shall at its own costs and expense get back the possession of such promotional documents and materials from the Agent within a reasonable period of time after the expiration of the agreement; otherwise, the Agent has an absolute discretion to dispose of these promotional documents and materials which are in its possession. However, the leads and prospects generated from the exhibition and the newspaper advertising campaign shall remain the properties of the Agent.

14. Time is of the essence in this Agreement. No modification of this Agreement shall be effective unless set forth in writing and signed by both parties. This Agreement shall be binding and inure to the benefit of the respective successors and assigns of the respective parties. This Agreement contains the entire agreement between the parties and no amendment shall be effective unless the same shall have been executed by the party obligated thereunder. Each party acknowledges that no representations, inducements, promises, or agreements which are not embodied herein have been made by either party or anyone acting on behalf of either party.

15.     This  agreement  is  governed  under  the  laws  of  Hong  Kong.

The parties hereto have caused this Agreement to be executed the day and year first above written.

                        Signature Page follows this page

SIGNED  BY                            )          /s/  Tim  Wilkens

For  and  on  behalf  of  the  Owner  )          Tim  Wilkens

In  the  presence  of:                )


SIGNED  BY                            )          /s/  Philip  Leung


For  and  on  behalf  of  theAgent    )          Philip  Leung

In  the  presence  of:                )

Estimated  marketing  expenses  for  Hong  Kong  (2  days)


Hotel  Hire  (Not  including  beverages,  faxes,  photocopies)

TV  +DVD  Hire

Rental  and  Setup  of  display  with  spotlights

(Allows  for  14  panels  +  1  panel  for  the  TV  +  DVD)

Transportation  of  display  material

Production  of  artwork  for  English  &  Chinese  Newspaper

Newspaper  Advertisements

Press  Releases

Postage  and  labor  costs  for  invitations

Contingencies



Total  Estimated  USD$15,000

Estimated  marketing  expenses  for  China  (2  days)


Hotel  Hire  (Not  including  beverages,  faxes,  photocopies)

TV  +DVD  Hire

Rental  and  Setup  of  display  with  spotlights

(Allows  for  14  panels  +  1  panel  for  the  TV  +  DVD)

Transportation  of  display  material

Production  of  artwork  for  in  Chinese  Newspaper

Newspaper  Advertisements

Press  Releases

Postage  and  labor  costs  for  invitations

Contingencies



Total  Estimated  USD$18,000